SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 10, 2009


                 INTERNATIONAL BUILDING TECHNOLOGIES GROUP, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                       0-32323                  20-1217659
(State or other jurisdiction         (Commission              (IRS Employer
    of incorporation)                File Number)         Identification Number)

17800 Castleton Street, Suite 638, City of Industry, California        91748
        (Address of Principal Executive Offices)                     (Zip Code)

       Registrant's telephone number, including area code: (626) 581-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-120

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13c-4(c) under the
    Exchange Act (17 CFR 240.133-4(c))
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ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

     As previously reported in our Form 8-K Current Report dated April 29, 2008, on April 17, 2008, the Company signed a definitive agreement to purchase the Wuhan Wufeng Machinery Manufacturing Co., Ltd. ("Machinery Company"), a subsidiary of Wuhan Intepower Co., Ltd. ("Wuhan Intepower"), located in Wuhan, Hubei Province of China. On August 13, 2008, the Company deposited RMB 1,100,000 (approximately US$166,000 or 10% of the purchase price) in the original capital account of Wuhan Intepower that opened for the purpose of the acquisition in accordance with Chinese law and regulation. The deposit should have remained in the original capital account until the final inspection by the Chinese governmental authority prior to the closing of this acquisition.

     However, we recently discovered that the US$166,000 deposit was transferred out from the original capital account to another Wuhan Intepower account in violation of our agreement and in violation of Chinese regulation, without our approval and without the approval of the Chinese governmental authority. In addition, during the inspection of the books and records of the Machinery Company for the year of 2008 presented to us by Wuhan Intepower, we discovered that the figures of net profits (unaudited) presented to us by Wuhan Intepower were materially less than the net profit figure of 2006-2007 in according to the final version of the 2006-2007 audit report presented to us by the appointed audit company for this acquisition.

     For the above reasons, on July 10, 2009, we sent an official letter to Wuhan Intepower rescinding the SPA and demanding the return of our US$166,000 deposit. If the deposit is not returned to us by July 17, 2009, then we will take legal action to recover our deposit.

     A copy of our press release on this matter is attached hereto as Exhibit
99.1 and incorporated herein by reference.

ITEM 8.01 OTHER EVENTS.

     The Company is negotiating a Memorandum of Understanding with Wisco Xinda Economic Development Co., Ltd., a steel structure supplier/contractor and one of the biggest subsidiaries of Wisco (Wuhan Iron and Steel (Group) Corporation, the third largest steel manufacturer of China), together with BSI Build Systems International Corp., and its subsidiary - Build Systems International (Hawaii), Inc., a light-gauge steel structure manufacturer/contractor, to set up a joint venture to manufacture, supply and install light steel structure products, including our light-weight panels to the Suijiang New Town project and other projects in the earthquake region of Sichuan and Yunnan Provinces of China.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (d) Exhibits

         99.1  Press Release dated July 14, 2009

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: July 14, 2009             INTERNATIONAL BUILDING TECHNOLOGIES GROUP, INC.


                                 By: /s/ Kenneth Yeung
                                    --------------------------------------------
                                    Kenneth Yeung
                                    President and Chief Executive Officer


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                                  EXHIBIT INDEX

      Exhibit No.             Description of Exhibit
      -----------             ----------------------

         99.1          Press Release dated July 14, 2009